UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2015

Innospec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 South Valley Highway, Suite 350, Englewood, Colorado		CO 80112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 792 5554

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 18, 2015, the Board of Directors of Innospec Inc. (the "Company") elected David Landless as a director of the Company, effective January 1, 2016 to hold office until the 2016 annual meeting of stockholders of the Company. Mr. Landless has been appointed to the Audit Committee of the Board of Directors.

Mr. Landless will receive the same annual retainer as paid to other outside directors and Audit Committee members of the Board of Directors of the Company, beginning for each such retainer with the quarterly installment for the quarter ending March 31, 2016, as described in the "Director Compensation" section of the Company’s proxy statement filed with the Securities and Exchange Commission March 20, 2015.

A copy of the press release announcing the appointment of Mr. Landless is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
See the attached exhibit index, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

December 21, 2015	By:	David E. Williams

Name: David E. Williams
Title: VP, General Counsel, CCO and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the appointment of David Landless as a director